EXHIBIT 99.2
                           FLORIDA GAMING CORPORATION

            2003 Second Amended and Restated Master Stock Option Plan

      This 2003 Second Amended and Restated Master Stock Option Plan ("Master Plan") is established pursuant to resolutions adopted by the Board of Directors on November 12, 2004 to encompass the following stock options plans attached as Exhibits hereto.

           Exhibit A: The Company's Nonqualified Stock Option Plan adopted by the Company's Board of Directors on April 21, 1994 and approved by the Company's shareholders on July 7, 1995.

           Exhibit B: The Company's Amended and Restated Officers and
                      Directors Stock Option Plan adopted by the Company's Officers and Directors on November 12 2004.

           Exhibit C: The Company's Amended and Restated Advisors and
                      Consultants Stock Option Plan adopted by the Company' Board of Directors on May 16, 2003.

      None of the above described stock option plans are rescinded, modified, amended or terminated by this 2003 Second Amended and Restated Master Stock Option Plan and all of such stock option plans shall remain in full force and effect until such time as each stock option plan may be modified, amended or terminated by proper corporate action.

      All stock options heretofore or hereafter granted under any of the above described stock option plans shall be governed by the terms and conditions of the stock option plan under which the stock options were or are granted unless the Stock Option Agreements relating to the options are or have been amended to conform with this 2004 Amended and Restated Master Stock Option Plan and the optionees are or have been furnished with a copy of this 2004 Amended and Restated Master Stock Option Plan and any prospectus relating thereto.

      IN WITNESS WHEREOF, the Company hereby adopts this 2003 Second Amended and Restated Master Stock Option Plan as of the 12th day of November, 2004.

                                       FLORIDA GAMING CORPORATION


                                       By:/s/ W. Bennett Collett
                                          --------------------------------------
                                          W. Bennett Collett
                                          Chairman of the Board and
                                          Chief Executive Officer


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                                    EXHIBIT A

                           FLORIDA GAMING CORPORATION

                         NONQUALIFIED STOCK OPTION PLAN

      Florida Gaming Corporation (the "Company") hereby establishes a Nonqualified Stock Option Plan (the "Plan"), effective April 21, 1994, for the benefit of its employees.

                                     Purpose

      The Company adopts this compensation program for certain key Company employees to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive executive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company's success.

                                   Plan Terms

                            SECTION 1 -- DEFINITIONS

      As used in this Plan, the following terms or phrases shall have the meanings set forth below:

            1.1 "Board" means the Board of Directors of the Company.

            1.2 " Committee" means the Committee, if any, appointed by the Board pursuant to Section 2.1.

            1.3 "Disability" means either a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders a Participant incapable of continuing the further performance of the Participant's normal employment activities with the Company.

            1.4 "Exercise Price" means the price to be paid for each share of Option Stock as set by the Committee, provided that the price per share shall not be less than an amount determined as follows as of the Grant Date:

                  (i) if the Stock is not listed on such date on any national securities exchange, the last sales price (or, if none on that date, on the most recent date on which there was a last sales price quotation), as reported by the National Association of Securities Dealers automated Quotation System, the National Quotation Bureau, Incorporated, or other similar service selected by the Committee;


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

                  (ii) if the Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or


                  (iii) if the Stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system or, if such system does not cover the Stock, the last reported sale price of a share on such date on the principal national securities exchange on which the Stock is listed or, if no sale of Stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.

            1.5 "Grant Date" means the date on which an Option is granted.

            1.6  "Option"  means a  nonqualified  stock  option as  governed  by
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") granted to a Participant and affording the Participant the right to purchase Option Stock under a Stock Option Agreement prepared pursuant to this Plan.

            1.7 "Option Period" shall mean the ten-year period beginning on the later of the Grant Date or the date the Company's shareholders approve this Plan.

            1.8 "Option Stock" means Stock subject to an Option or Stock issued upon the exercise of an option.

            1.9 "Participant" means any key employee of the Company chosen by the Committee to participate in this Plan in accordance with Section 3.

      t 12 1.10 "Plan" means this Nonqualified Stock Option Plan.

            1.11 "Stock" means the shares of the Company's $.10 par value common stock authorized pursuant to the Company's Articles of Incorporation.

            1.12 "Stock Option Agreement" means the written agreement between the Company and a Participant evidencing the grant of an Option.

                           SECTION 2 -- ADMINISTRATION

      2.1 Governance. This Plan shall be administered by a Committee of disinterested directors (as defined by Rule 16b-3 ofthe Securities Exchange Act of 1934, as amended) appointed by the Board or, if the Board does not appoint a Committee, all of the disinterested directors on the board shall carry out the Committee's duties under this Agreement. The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Committee, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.


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

            2.2 Power to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration. Such determination shall be final and binding on all persons having any interest in the Plan.

            2.3 Exculpation. No member of the Committee or the Board shall be liable for actions or determination made in good faith with respect to the Plan, or for awards under it.

                           SECTION 3 -- PARTICIPATION

      The Committee shall designate key employees of the Company who have substantial responsibility in management or are otherwise responsible for the Company's financial success as Participants in this Plan from time to time, provided that no person who is a member of the Board at the Effective Date of the Plan shall be eligible to receive Options under the Plan. Once designated as Participants, those employees shall be awarded Stock Options by the Committee, based on their contribution to the Company as determined in the discretion of the Committee. Directors who are not otherwise employees of this Company may not be awarded Options under the Plan.

                       SECTION 4 -- STOCK SUBJECT TO PLAN

      Options may be granted under this Plan by the company from time to time to purchase shares of authorized but unissued Stock, provided that the number of shares that may be granted to any Participant under the Plan shall be reasonable in relation to the purpose of the Plan and the needs of the Company. The aggregate number of shares of Stock that may be issued under the Plan shall not exceed 5% of the shares of stock outstanding from time to time, and shall be increased automatically upon increases in the number of shares outstanding. Option Stock that, by reason of the expiration or an option or otherwise, is no longer subject to purchase pursuant to an unexercised Option granted under the Plan, may be re-optioned under the Plan.


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

            SECTION 5 -- TERMINATION OF EMPLOYMENT; ADJUSTMENTS; ETC.

            5.1 Retirement, Death or Disability. If a Participant's employment is terminated due to his retirement, death or disability, the Participant or his personal representative shall have the right, subject to Section 6.3, to exercise his Option at any time within one year after such termination to the extent he was entitled to exercise the Option immediately prior to such termination. Options shall expire unless exercised within such one-year period. The Committee retains the sole right and discretion to determine if termination is due to retirement or disability for purposes of this Section.

            5.2 Other Termination. If a Participant's employment is terminated for any reason other than retirement, death, disability, or for "Cause" as defined below, the Participant shall have the right, subject to Section 6.3, to exercise his Option with respect to shares that were immediately exercisable at termination, within three months after such termination. Option shall expire unless exercised within such period.

            5.3 Termination for Cause. In the event a Participant's employment is terminated for Cause before retirement, death or disability, the Participant forfeits all unexercised Options. A Participant shall not be deemed to be terminated for Cause unless and until the Board adopts a resolution to that effect. For purposes of this Section,

                  (a) Termination for "Cause" means the termination of a Participant's employment due to the Board's determination that the Participant:

                        (1) willfully failed to substantially perform employment duties; or

                        (2) wilfully and materially injured the Company.

                  (b) "Willful" means the commission of any act not in good faith and without reasonable belief that the conduct was in the best interest of the Company.

            5.4 Adjustment of Options for Recapitalization or Reorganization. In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, combination of shares, rights offering or other change in the corporate structure of the Company, the number of shares of Stock to which Options may be granted to Participants under the Plan, the number of shares of Option Stock and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares or division or consolidation of shares, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in such shares affected without receipt of consideration by the Company.


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

      If the Company shall at any time merge or consolidate with or into another corporation or association, the holder of each Option will thereafter receive, upon the exercise thereof, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes and any merger or consolidation shall be deemed a Change in Control as defined in Section 7.

                        SECTION 6 -- TERMS AND CONDITIONS

            6.1 Options. Options shall be nonqualified stock options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form and subject to such conditions, not inconsistent with the Plan, as the Committee shall from time to time approve, and shall reflect the provisions of this Section 6.

            6.2 Exercise Price. The Exercise Price shall be determined by the Committee as of the Grant Date in accordance with Section 1.4.

            6.3 Term. Unless sooner exercised or terminated according to the terms of this Plan, Options granted pursuant to the Plan shall expire on the last day of the Option Period.

            6.4 Exercise. The Committee shall determine that rate at which a Participant shall earn the right to exercise Options, which shall be set forth in the Option Agreement. The Committee may award Options that are immediately exercisable or may award Options a percentage of which become exercisable after each twelve month anniversary of the Grant Date. The Participant's unexercised right of purchase shares of Stock shall cumulate and carry-over to subsequent twelve month period.


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

            6.5 Manner of  Exercise.  To the extent  that the right to  purchase
Option Stock has accrued hereunder, Participants shall exercise Options in compliance with the following terms.

                  (a) Method of Exercise. Participants shall exercise the Option by written notice, which shall:

                        (i) State the election to exercise the Option, the number of whole shares of Option Stock exercised, the person(s) in whose name(s) the stock certificate(s) for such shares of Option Stock is
                              (are) to be registered, including pertinent address(es) and social Security numbers(s);

                        (ii) Contain such representations and warranties as may be required by any applicable law or regulation;

                        (iii) Be signed by the Participant;

                        (iv) Be in writing and be delivered in person or by certified mail to the Committee within the Option Period.

                  (b) Payment Upon Exercise of Option. Payment of the full Exercise Price for Option Stock shall be made (i) in cash; (ii) by the Participant's election to have the Company retain that number of shares subject to such Option having an aggregate fair market value (as determined by the Committee) equal to the aggregate Exercise Price of the Option, provided that only Option Stock that was granted more than six months before the Exercise date may be used for such purpose; (iii) by tender to the Company of shares of Stock owned by the Participant equal in value (as determined by the Committee) to the aggregate Exercise Price; or (iv) by any combination thereof. Payment or an election to have Option Stock retained shall be accompanied by a written notice of exercise as described in Section 6.5(a) above. Stock shall not be issued upon exercise of the Option unless and until withholding taxes, if any, imposed by any governmental entity have been satisfied. Payment for any withholding tax due on exercise of an Option may be made in case, or, in the Committee's discretion, the Participant may elect for the Company to reserve an amount of Option Stock equal in value in the tax liability owed, provided that the written notice of exercise is delivered to the Committee and the Exercise Price is paid within the quarterly window period beginning two business days after the Company's earnings statement is released and ending twelve business days thereafter.


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

                  (c) Transfer to Participants. As soon as practicable following receipt of notice and payment, the Company shall, without transfer or issue tax to the Participant (or other person entitled to exercise the option), deliver to the Participant (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares against full payment of the Exercise Price of each of such share(s), provided however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the Participant (or other person entitled to exercise the Option) fails to accept delivery of and to pay for all or any number of shares specified in such notice upon tender thereof, the right to exercise the option with respect to such undelivered shares shall terminate immediately.

                  (d) Securities Laws. Stock shall not be issued pursuant to the exercise of an Option, unless issuance and transferability of the Stock shall comply with all relevant provisions of law, including but not limited to the (i) limitations, if any, imposed by the State of Florida or other applicable state securities laws; and (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission. The Committee, in its sole discretion, shall determine if issuance of Stock complies with all relevant provisions of law.

            6.6   Nontransferability  of  Stock  Options.  No  Option  shall  be assignable or transferable except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option is exercisable only by that Participant. Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option contrary to the provisions of the Plan, or the levy of any process upon an Option, shall be null, void and without effect.

                         SECTION 7 -- CHANGE IN CONTROL

            7.1 Options  Exercisable  Upon  Change in  Control.  Notwithstanding
Section 6.4, upon a Change in Control as defined in Section 7.2, all Options that have not already expired pursuant to Sections 5 or 6.3, shall be 100% exercisable by the Participant under all Stock Option Agreements. In addition, should the Participant's employment be terminated by the Company without Cause (as defined in Section 5.3) within one year following a Change in Control, or should the Participant voluntarily terminate employment within three years following a Change in Control due to (i) a reduction in his compensation or benefits, (ii) a significant reduction in his position or responsibilities with the Company, or (iii) a relocation of the Company's principal executive offices such that the Participant must travel more than 30 additional miles to work, then, notwithstanding Section 5.3, the Options granted that Participant shall continue to be exercisable for the entire Option Period.


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

            7.2 Definition. "Change of Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14(A) of Regulation 14(a) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, or securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding stock if that person does not at the effective date of this Plan hold stock, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the business of the Company is disposed of by the Company pursuant to a partial or complete liquidation of the Company, sale of assets of the Company, or otherwise. A Change in Control shall also be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control, or (iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred.

                      SECTION 8 -- MISCELLANEOUS PROVISIONS

            8.1 Rights as a Shareholder. Participants shall have no rights as shareholders with respect to any unexercised Options.

            8.2 Binding Effect. The provisions of this Plan shall bind and inure to the benefit of the Company, the Participants and their successors and assigns. The successor of the Company, as used herein, includes any corporate or other business entity resulting from a Change of Control.

            8.3 Not an Employment Contract. Establishment of this Plan does not confer on any Participant the right to be retained in employment or the right to any specific assets of the Company. Any obligation of the Company is contractual and is not funded or secured in any way. Participants' rights shall be no more than those of an unsecured creditor of the Company.


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

            8.4 Termination. The Plan shall terminate ten years after its Effective Date. Termination of the Plan shall not alter or impair, without the consent of a Participant, any of the rights or obligations of the Company or a Participant concerning any Option previously granted under the Plan or Option Stock subject to the restrictions on transfer of this Plan.

            8.5 Governing Law. This Plan shall be governed by the laws of the Commonwealth of Kentucky.

            8.6 Severability. In the event any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining parts of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision was never established as part of the Plan.

            8.7 Construction. The masculine shall be read in the feminine and the singular in the plural wherever the context of this Plan shall so require.

            8.8 Notices. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing or hand-delivered or sent by registered or certified mail, to the principal office of the Company.

            8.9 Amendments. The Board may, from time to time, alter or amend the administrative provisions of this Plan. Without a Participant's consent, however, no amendment, suspension, or termination of this Plan shall alter or impair a Participant's rights with respect to already granted Options.

            8.10 Effective Date. The Plan shall become effective (the "Effective Date") upon approval of the Plan by the Board, provided that no Options shall become exercisable until the date the Company's shareholders approve the Plan.

      IN WITNESS WHEREOF, the Company hereby adopts the Plan as of this 21st day of April 1994.


                                       FLORIDA GAMING CORPORATION


                                       By: /s/ W. B. Collett
                                           -------------------------------------
                                           Title:Chairman and C.E.O.


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                                    EXHIBIT B

                           FLORIDA GAMING CORPORATION

          Amended and Restated Directors and Officers Stock Option Plan

      This Amended and Restated Directors and Officers Stock Option Plan ("Plan") is established as of November 12, 2004 pursuant to resolutions adopted by the Board of Directors on November 12, 2004 to motivate the directors and officers of the Company and its subsidiaries to contribute to the Company's success by increasing the profitability and growth of the Company and to assist the Company to attract and retain qualified directors and officers.

      1. Definitions. As used in this Plan, the following terms or phrases shall have the meanings set forth below:

            (a) "Board" means the Board of Directors of the Company.

            (b) "Committee" means two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board pursuant to Section 2 below.

            (c) "Disability" means either a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders the Participant incapable of continuing the further performance of the Participant's normal duties.

            (d) "Exercise Price" means the fair market value of the Option Stock determined as follows:

                  (i) If the Stock is listed on a national securities exchange, the closing price of the Stock on the composite tape as of the most recent date on which the Stock was traded prior to the Grant Date.

                  (ii) If the Stock is quoted on NASDAQ, the mean high and low market prices for which the Stock is quoted as of the most recent date on which the Stock was quoted prior to the Grant Date.

                  (iii) If the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded over the counter, the last sales price of the Stock on the most recent date on which the Stock was sold in the over-the-counter market prior to the Grant Date.

                  (iv) If the Stock is not listed on a national securities exchange, quoted on NASDAQ or traded in the over-the-counter market, the book value per share of the Stock determined in accordance with generally accepted accounting principles as of the last day of the fiscal quarter immediately preceding the Grant Date.


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

            (e) "Grant Date" means the date on which an Option is granted to a Participant.

            (f) "Option" means an option granted to a Participant affording the Participant the right to purchase Option Stock under a Stock Option Agreement.

            (g) "Option Period" means the period beginning on or after the Grant Date and for such length of time as thereafter as the Board of Directors may determine on a case by case basis as provided in the Stock Option Agreement.

            (h) "Option Stock" means Stock subject to an Option or Stock issued upon exercise of an Option.

            (i) "Participant" means a director or officer of the Company selected by the Committee to receive an Option.

            (j) "Plan" means this Directors and Officers Stock Option Plan.

            (k) "Stock" means the shares of the Company's $.10 par value common stock authorized pursuant to the Company's Articles of Incorporation.

            (l) "Stock Option Agreement" means the written agreement between the Company and the Participant evidencing the grant of an Option.

      2. Administration. This Plan shall be administered by the Committee appointed by the Board. The Committee may appoint a chairperson and a secretary. The Committee shall hold meetings when requested by the chairperson or by a majority of its members. A majority of the Committee members shall constitute a quorum for purposes of a meeting. The act of a majority of the Committee members present at any meeting for which there is a quorum shall be a valid act of the Committee. Written action of the Committee may be taken by a majority of its members and the actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held.

      3. Participation. All directors and executive officers of the Company shall be Participants. The Committee may also designate other officers of the Company as Participants, who, in the opinion of the Committee, have substantial responsibility in the management of the Company and/or its subsidiaries or who are otherwise responsible for the Company's financial success. Participants shall be awarded Options by the Committee based on their contribution to the Company as determined in the discretion of the Committee.


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

      4. Stock Subject to Plan. The Board shall allocate authorized and unissued shares of Stock, from time to time, for use under the Plan and the aggregate Options awarded by the Committee shall not exceed the number of shares allocated by the Board.

      5. Terms and Conditions.

            (a) Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form and subject to such conditions, not inconsistent with the Plan, as the Committee shall approve from time to time, and shall reflect the provisions of this Section 5.

            (b) Exercise Price. The Exercise Price shall be determined by the Committee in accordance with Section 1(d) of this Plan.

            (c) Term.  Unless sooner  exercised or terminated in accordance with
Section 6 of this Plan, the Option shall expire on the last day of the Option Period.

            (d) Vesting. The Option shall vest and be exercisable during the period beginning 6 months and 15 days after the Grant Date and ending on the last day of the Option Period.

            (e) Method of Exercise. The Option may be exercised, in whole or in part, from time to time, by the Participant delivering written notice to the Committee setting forth the number of shares to be purchased accompanied by the Exercise Price.

            (f) Restriction on Transfer. The Options shall not be assignable or transferable except by will or by the laws of descent and distribution.

            (g) Legal and Other Requirements. The obligation of the Company to sell and deliver Option Stock under this Plan shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

            (h) Adjustment of Shares. The number of shares of Stock with respect to which Options are granted under this Plan and the Exercise Price shall be appropriately adjusted by the Board for any increase in the number of shares of issued Stock resulting from a subdivision or consolidation of such Stock through a reorganizations, recapitalization, stock split-up, reverse stock split, stock distribution or stock combination, or the payment of a Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company.


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

            (i) Withholding Taxes. As a condition to the exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirement.

      6. Termination.

      (a) Without Cause. If a Participant ceases to be a director or officer of the Company for any reason other than for cause, the Participant, or in the event of the Participant's death, the Participant's personal representative, shall have the right to exercise the Participant's Option, in whole or in part, from time to time, within one year after the Participant ceases to be a director or officer of the Company to the extent the Participant was entitled to exercise the Option immediately prior to the Participant ceasing to be a director or officer of the Company.

      (b) For Cause. If a Participant is removed as a director of the Company by action of the Company's shareholders or is terminated as an officer of the Company for cause, the Participant forfeits all unexercised Options. A Participant shall not be deemed to be terminated as an officer for cause unless and until the Board adopts a resolution to that effect. Termination for cause means termination due to (i) the Participant wilfully failing to substantially perform his duties as an officer of the Company, or (ii) the Participant having committed a criminal act, excluding traffic violations.

      7. Applicable Law. All questions pertaining to the validity, construction and administration of this Plan shall be governed by the laws of the State of Delaware.

                            ************************

                                    EXHIBIT C

                           FLORIDA GAMING CORPORATION

         Amended and Restated Advisors and Consultants Stock Option Plan

      This Amended and Restated Advisors and Consultants Stock Option Plan ("Plan") is established pursuant to resolutions adopted by the Board of Directors on May 16, 2003 to wholly or partially compensate advisors and consultants who provide bona fide valuable services to the Company.

      1. Definitions. As used in this Plan, the following terms or phrases shall have the meanings set forth below:

            (a) Advisors and Consultants mean natural persons who provide bona fide valuable services to the Company that are not in connection with the offer of sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Exercise Price" means the greater of three (3) times the book value per share as of the last day of the fiscal quarter immediately preceding the Grant Date, as determined in accordance with generally accepted accounting principles, or the market value of the Option Stock determined as follows:

                  (i) If the Stock is listed on a national securities exchange, the closing price of the Stock on the composite tape as of the most recent date on which the Stock was traded prior to the Grant Date.

                  (ii) If the Stock is quoted on NASDAQ, the mean high and low market prices for which the Stock is quoted as of the most recent date on which the Stock was quoted prior to the Grant Date.

                  (iii) If the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is traded over the counter, the last sales price of the Stock on the most recent date on which the Stock was sold in the over-the-counter market prior to the Grant Date.

            (d) "Grant Date" means the date on which an Option is granted to a Participant.

            (e) "Option" means an option granted to a Participant affording the Participant the right to purchase Option Stock under a Stock Option Agreement.



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

            (f) "Option Period" means the period beginning on or after the Grant Date and for such length of time thereafter as the Board of Directors may determine on a case by case basis as provided in the Stock Option Agreement.

            (g) "Option Stock" means Stock subject to an option or Stock issued upon exercise of an Option.

            (h) "Participant" means an Advisor or Consultant to the Company selected by the Board to receive an Option.

            (i) "Plan" means this Advisors and Consultants Stock Option Plan.

            (k) "Stock" means the shares of the Company's $.20 par value common authorized pursuant to the Company's Articles of Incorporation.

            (l) "Stock Option Agreement" means the written agreement between the Company and the Participant evidencing the grant of an Option.

      2. Administration. This Plan shall be administered by the Board.

      3. Participation. The Board may designate Advisors and Consultants as Participants who, in the opinion of the Board, have rendered or have agreed to render bona fide valuable services to the Company, and the Board may award Options based on the Advisors or Consultants contribution to the Company as determined in the discretion of the Board.

      4. Stock Subject to Plan. The Board shall allocate authorized and unissued shares of Stock, from time to time, for use under the Plan and the aggregate Options awarded by the Board shall not exceed the number of shares allocated by the Board.

      5. Terms and Conditions.

            (a) Options. Options granted pursuant to the Plan shall be evidenced by Stock Option Agreements in such form and subject to such conditions, not inconsistent with the Plan, as the Board shall approve from time to time, and shall reflect the provisions of this Section 5.

            (b) Exercise Price. The Exercise Price shall be determined by the Board in accordance with Section l(c) of this Plan.

            (c) Term.  Unless sooner  exercised or terminated in accordance with
Section 5 of this Plan, the Option shall expire on the last day of the Option Period.

            (d) Vesting. The Option shall vest and be exercisable during the period beginning the first day of the Option Period and ending on the last day of the Option Period.

            (e) Method of Exercise. The Option may be exercised, in whole or in part, from time to time, by the Participant delivering written notice to the Committee setting forth the number of shares to be purchased accompanied by the Exercise Price.

            (f) Restriction on Transfer. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution.

            (g) Legal and Other Requirements. The obligation of the Company to sell and deliver Option Stock under this Plan shall be subject to all applicable laws, rules and regulations, including, without limitation, all applicable federal and state securities laws.

            (h) Adjustment of Shares. The number of shares of Stock with respect to which Options are granted under this Plan and the Exercise Price shall be appropriately adjusted by the Board for any increase in the number of shares of issued Stock resulting from a subdivision or consolidation of such Stock through a reorganization, recapitalization, stock split-up, reverse stock split, stock distribution or stock combination, or the payment of a Stock dividend or other increase or decrease in the number of shares effected without receipt of consideration by the Company.

            (i) Withholdinq Taxes. As a condition to the exercise of an Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirement.

      6. Applicable Law. All questions pertaining to the validity, construction and administration of this Plan shall be governed by the laws of the State of Delaware.

                          ***************************

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